EXHIBIT A

                              SERIES OF THE TRUST


----------------------------------------------------    -----------------
SERIES                                                    EFFECTIVE DATE
----------------------------------------------------    -----------------
First Trust Preferred Securities and Income ETF          February 1, 2013
----------------------------------------------------    -----------------
First Trust Managed Municipal ETF                         April 3, 2014
----------------------------------------------------    -----------------
First Trust Long/Short Equity ETF                        August 26, 2014
----------------------------------------------------    -----------------
First Trust Emerging Markets Local Currency Bond ETF    [November 5, 2014]
----------------------------------------------------    -----------------